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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                      ____________________________________

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      ____________________________________

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
              (Exact name of trustee as specified in its charter)


                  New York                         13-3439945
          (State of incorporation               (I.R.S. employer
          if not a national bank)              identification No.)

               40 Wall Street                         10005
             New York, New York                    (Zip Code)
           (Address of trustee's
        principal executive offices)


                     -----------------------------------

                           KEY ENERGY GROUP, INC.


             (Exact name of obligor as specified in its charter)


                 MARYLAND                          04-2648081
         (State or other jurisdiction of           (I.R.S. employer
         incorporation or organization)            identification No.)

                 Two Tower Center, 10th Floor
                 East Brunswick, New Jersey        08816
         (Address of principal executive           (Zip Code)
                 offices)

                    _____________________________________


                   5% CONVERTIBLE SUBORDINATED NOTES DUE 2004

                      (Title of the Indenture Securities)
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                                      -2-


                                    GENERAL

1.       General Information.
         -------------------

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                    New York State Banking Department, Albany, New York

         (b)  Whether it is authorized to exercise corporate trust powers.

                    The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor and Underwriters.
         -------------------------------------------

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.
         ---------------------------------

         Furnish the following information as to each class of voting securities of the trustee:

                                     As of      JANUARY 20, 1998

------------------------------------------------------------------
          COL. A                                COL. B

------------------------------------------------------------------
   Title of Class                           Amount Outstanding

------------------------------------------------------------------
Common Shares - par value $600 per share.   1,000 shares

4.       Trusteeships under Other Indentures.
         ------------------------------------

         American Stock Transfer & Trust Company is Trustee in respect of certain 7% Convertible Subordinated Debentures due 2003 under an Indenture dated as of July 3, 1996.

         None.

5.       Interlocking Directorates and Similar Relationships with the
         ------------------------------------------------------------
         Obligor or Underwriters.
         ------------------------

         None.
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                                      -3-


6.       Voting Securities of the Trustee Owned by the Obligor or its
         ------------------------------------------------------------
         Officials.
         ----------

         None.

7.       Voting Securities of the Trustee Owned by Underwriters or
         ---------------------------------------------------------
         their Officials.
         ----------------

         None.

8.       Securities of the Obligor Owned or Held by the Trustee.
         -------------------------------------------------------

         None.

9.       Securities of Underwriters Owned or Held by the Trustee.
         --------------------------------------------------------

         None.

10.      Ownership or Holdings by the Trustee of Voting Securities of
         ------------------------------------------------------------
         Certain Affiliates or Security Holders of the Obligor.
         ------------------------------------------------------

         None.

11.      Ownership or Holdings by the Trustee of any Securities of
         ----------------------------------------------------------
         a Person Owning 50 Percent or More of the Voting Securities
         -----------------------------------------------------------
         of the Obligor.
         ---------------

         None.

12.      Indebtedness of the Obligor to the Trustee.
         -------------------------------------------

         None.

13.      Defaults by the Obligor.
         -----------------------

         None.

14.      Affiliations with the Underwriters.
         -----------------------------------

         None.

15.      Foreign Trustee.
         ---------------

         Not applicable.
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                                      -4-


16.      List of Exhibits.
         -----------------

         T-1.1 - A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

         T-1.4 -          A copy of the By-Laws of American Stock Transfer
                          & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

         T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. Exhibit A.

         T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.

                   _______________________________________

                                  SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 20th day of January 1998.

                                      AMERICAN STOCK TRANSFER
                                           & TRUST COMPANY
                                               Trustee




                                      By:/s/Herbert J. Lemmer
                                         --------------------
                                             Vice President

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                                                                    EXHIBIT A





Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                            Very truly yours,

                                            AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY



                                           By /s/ Herbert J. Lemmer
                                              ---------------------
                                                 Vice President
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AMERICAN STOCK TRANSFER & TRUST COMPANY
40 WALL ST.
NEW YORK, NY  10005


                                                                    EXHIBIT B

CONSOLIDATED REPORT OF CONDITION AND INCOME FOR A BANK WITH
DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION
REPORT AT CLOSE OF BUSINESS ON JUNE 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                    DOLLAR AMOUTS IN THOUSANDS
-------------------------------------------------------------------------------
ASSETS

1.    Cash and balances due from depository institutions:
      a. Noninterest-bearing balances and currency and coin                 433
      b. Interest-bearing balances
2.    Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)
      b. Available-for-sale securities (from Schedule RC-B, column D)     3,537
3.    Federal funds sold and securities purchased under agreements to resell
4.    Loans and lease financing receivables:
      a. Loans and leases, net of unearned income (from Schedule RC-C)
      b. LESS:  Allowance for loan and lease losses
      c. LESS: Allocated transfer risk reserve
      d. Loans and leases, net of unearned income, allowance, and reserve (item 4.b minus 4.b and 4.c
5.    Trading assets
6.    Premises and fixed assets (including capitalized leases)             3,641
7.    Other real estate owned (from Schedule RC-M)
8.    Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)
9.    Customers' liability to this bank on acceptances outstanding
10.   Intangible assets (from Schedule RC-M)
11.   Other asssets (from Schedule RC-F)                                   6,678
12.   a. Total assets (sum of items 1 through 11)                         14,289
      b. Losses deferred pursuant to 12 U.S.C. 1823 (j)
      c. Total assets and losses deferred pursuant to 12 U.S.C.
         1823 (j) (sum of items 12.a and 12.b)                            14,289



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SCHEDULE RC - CONTINUED

                                                   DOLLAR AMOUNTS IN THOUSANDS
-------------------------------------------------------------------------------

LIABILITIES

13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C from
         Schedule RC-E)
         (1)   Noninterest-bearing
         (2)   Interest-bearing
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (1)   Noninterest-bearing
         (2)   Interest-bearing
14.  Federal funds purchased and securities sold under agreements to repurchase
15.  a.  Demand notes issued to the U.S. Treasury
     b.  Trading liabilities
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a.  With a remaining maturity of one year or less
     b.  With a remaining maturity of more than one year through three years
     c.  With a remaining maturity of more than three years
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding
19.  Subordinated notes and debentures
20.  Other liabilities (from Schedule RC-G)                               1,851
21.  Total liabilities (sum of items 13 through 20)                       1,851
22.  Not applicable

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus                          600
24.  Common stock
25.  Surplus (exclude all surplus related to preferred stock)             9,289
26.  a.  Undivided profits and capital reserves                           2,523
     b.  Net unrealized holding gains (losses) on
         available-for-sale securities
27.  Cumulative foreign currency translation adjustments
28.  a.  Total equity capital (sum of items 23 through 27)               12,438
     b.  Losses deferred pursuant to 12 U.S.C. 1823(j)
     c.  Total equity capital and losses deferred pursuant to
         12 U.S.C. 1823(j) (sum of items 28.a  and 28.b)                 12,438
29. Total liabilities, equity capital, and losses deferred pursuant to 12 U.S.C.. 1823 (j) (sum of items 21 and 28.c)